POWER OF ATTORNEY
(Keith D. Jackson)


	I hereby appoint Donald A. Colvin, George H. Cave and Judith A. Boyle, and each of them,
attorney-in-fact for me, each with full power of substitution, to prepare, execute and deliver on my behalf
reports required to be filed by me pursuant to Section 16 of the Securities
Exchange Act of 1934, as
amended ("Section 16"), and Rule 144 and Rule 145 under the Securities Act of
1933 (singly or
collectively ("Rule 144")), and any and all related documents and instruments.
Among other things, each
attorney-in-fact is authorized to file original reports (either electronically or otherwise), signed by me or
on my behalf, on Forms 3, 4 and 5, and Form 144 with the Securities and Exchange
  Commission, any and
all related documents and instruments, and to provide any necessary copies of such signed forms,
documents and instruments to The NASDAQ Stock Market and ON Semiconductor
Corporation as
required by the rules under Section 16 and Rule 144 as in effect from time to time.

	This power of attorney is effective from the date hereof until April 15, 2011, unless earlier
revoked or terminated.

/s/ KEITH D. JACKSON
Keith D. Jackson

Dated:	March 1, 2010